Exhibit 15

Zurich, 15 March 2010

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in each of the following registration statements of UBS AG:
(1)	on Form F-3 (Registration Numbers 333-156695; 333-156695-01 to -17; 333-153882), and each related prospectus currently outstanding under any of the aforementioned registration statements,
(2)	on Form S-8 (Registration Numbers 333-57878; 333-50320; 333-49216; 333-49214; 33-49212; 333-49210; 333-103956; 333-127180; 333-127182; 333-127183; 333-127184; 333-162798; 333-162799; and 333-162800), and each related prospectus currently outstanding under any of the aforementioned registration statements,
(3)	the base prospectus of Corporate Asset Backed Corporation (CABCO) dated 23 June 2004 (Registration Number 333-111572),
(4)	the Form 8-K of CABCO dated 23 June 2004 (SEC File Number 001-13444), and
(5)	the Prospectus Supplements relating to the CABCO Series 2004-101 Trust dated 10 May 2004 (Registration Number 033-91744) and 13 May 2004 (Registration Number 033-91744-05),
of our reports dated 4 March 2010, with respect to the consolidated financial statements of UBS AG and the effectiveness of internal control over financial reporting of UBS AG, included in its Annual Report (Form 20-F) for the year ended 31 December 2009, filed with the Securities and Exchange Commission.
Ernst & Young Ltd

/s/ Andrew McIntyre	/s/ Andreas Blumer
Andrew McIntyre	Dr. Andreas Blumer
Licensed Audit Expert	Licensed Audit Expert